UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 4, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	NASDAQ
Warrants	EYESW	NASDAQ

ITEM 5.07. Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Shareholders of Second Sight Medical Products Inc. ("Second Sight" or "Company") was held on June 4, 2019, in Los Angeles, California. Holders of 115,704,477 shares of Second Sight's common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the shareholders of Second Sight at the annual meeting. The proposals acted upon by the shareholders are described in detail in Second Sight's Proxy Statement which was filed with the Securities and Exchange Commission on April 25, 2019.

Proposal 1: The shareholders elected each of the five director nominees to the Board of Directors of the Company to serve until the 2020 Annual Meeting of Shareholders or until his successor has been duly elected and qualified, as follows:

Nominee	For	Withheld/ Abstentions	Broker Non-Votes
Will McGuire	86,082,462	188,344	29,433,671
William J. Link	85,926,724	344,082	29,433,671
Aaron Mendelsohn	85,968,760	302,046	29,433,671
Gregg Williams	85,778,488	492,318	29,433,671
Matthew Pfeffer	86,064,643	206,163	29,433,671

Proposal 2: The shareholders approved an amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock of the Company from 200,000,000 shares to 300,000,000 shares, as follows:

For	Against	Abstentions	Broker Non-Votes
108,559,132	3,974,325	745,915	2,425,105

Proposal 3: The shareholders, on an advisory basis, ratified the appointment of Gumbiner Savett Inc. as Second Sight’s independent registered public accounting firm for the year ending December 31, 2019, as follows:

For	Against	Abstentions	Broker Non-Votes
114,509,466	788,181	406,830	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake
By: John T. Blake
Chief Financial Officer

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